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Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001


                                January 11, 2001



Prudential Tax-Managed Small-Cap Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

         Re:  Registration Statement on Form N-1A
              -----------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of May 30, 2000, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential Tax-Managed Small-Cap Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 6 to the Fund's Registration Statement on Form N-1A, Registration No. 333-24495, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 7 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-08167 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.001 par value, of the Fund.

                                Very truly yours,
                                /s/ Piper Marbury Rudnick & Wolfe LLP